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                                                                     Exhibit 5.1


                                LANE AND MANTELL
                           a professional corporation
                                ATTORNEYS AT LAW
               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                                 Telephone (908) 253-9333
Steven R. Lane                                          Facsimile (908) 253-9339

Rosemary Farr                                                     Howard Freeman
                                                                      Of Counsel


                                 June 18, 1999



DUSA Pharmaceuticals, Inc.
181 University Avenue, Suite 1208
Toronto, Ontario M5H 3M7
CANADA


                    Re: DUSA Pharmaceuticals, Inc. (the "Company") Registration No. 333-73039
                           Registration Statement - Form S-3

Gentlemen:

     We have examined the Company's Registration Statement No. 333-73039 on Form S-3 as filed on February 26, 1999 and the amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of up to 2,215,978 shares of common stock, without par value ("Common Stock").

     We have also reviewed (i) the Certificate of Incorporation of the Company and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey, (ii) the By-laws of the Company, (iii) the form of subscription or other agreement between the Company and the selling shareholders, respectively, with respect to Common Stock being offered pursuant to the Registration Statement and (iv) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

     Based on the foregoing examination, it is our opinion that

     A. the 1,500,000 shares of Common Stock when originally issued and sold by the Company to the purchasers in the private placement transaction on January 15, 1999 pursuant to Regulation D of the Securities Act of 1933, were validly issued and outstanding, fully paid and non-assessable and remain validly
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DUSA Pharmaceuticals, Inc.
June 18, 1999
Page 2

issued and outstanding, fully paid and non-assessable; and that the 15,000 shares of Common Stock issued as of June 1, 1999 to the same purchasers to fulfill a condition subsequent in the same Regulation D offering, were validly issued and outstanding, fully paid, and non-assessable and remain validly issued and outstanding, fully paid and non-assessable;

     B. the 130,435 shares of Common Stock when originally issued by the Company to the placement agent, or its designees, as commissions and non-accountable expense allowance for services related to the private placement mentioned above, were validly issued and outstanding, fully paid and non-assessable and remain validly issued and outstanding, fully paid and non-assessable;

     C. the 163,043 shares of Common Stock underlying the placement agent warrants, the 50,000 shares of Common Stock underlying the warrant issued to Sunrise Financial Group, and the 20,000 shares of Common Stock underlying the warrant issued to Mid-Ocean Investments Ltd., respectively, if duly converted in accordance with the terms and conditions of such warrants against payment to the Company, will be validly issued and outstanding, fully paid and non-assessable; and

     D. the 337,500 shares of Common Stock underlying the underwriter's options issued pursuant to underwriter's agreements dated December 11, 1995 and April 15, 1996, respectively, if duly converted in accordance with the terms and conditions of such options against payment to the Company, will be validly issued and outstanding, fully paid and non-assessable.


                                             Very truly yours,

                                             LANE AND MANTELL
                                             a professional corporation

                                             /s/Nanette W. Mantell

                                             By: Nanette W. Mantell


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